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LAWRENCE BURSTEIN                        JAMES SCIBELLI
President and Treasurer                  Chairman and Secretary
Trinity Partners Acquisition             Trinity Partners Acquisition
Company Inc.                             Company Inc.
(212) 696-4282                           (212) 696-4282

FOR IMMEDIATE RELEASE
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                    TRINITY PARTNERS ACQUISITION COMPANY INC.
                        COMPLETES INITIAL PUBLIC OFFERING

     NEW YORK, NEW YORK, August 4, 2004 - Trinity Partners Acquisition Company Inc. (OTC Bulletin Board: TPQCU and TPQCZ) announced today that its initial public offering of 143,750 Series A Units and 747,500 Series B Units, including 18,750 Series A Units and 97,500 Series B Units subject to the underwriters' over-allotment option, was consummated. Each Series A Unit consists of two shares of Common Stock, five Class W Warrants and five Class Z Warrants. Each Series B Unit consists of two shares of Class B Common Stock, one Class W Warrant and one Class Z Warrant. The Series A Units and Series B Units were sold at an offering price of $10.50 and $10.10 per unit, respectively, generating gross proceeds of $9,059,125 to the Company. HCFP/Brenner Securities LLC acted as representative of the underwriters for the initial public offering. A copy of the prospectus may be obtained from HCFP/Brenner Securities LLC, 888 Seventh Avenue, 17th Floor, New York, New York 10106.

     Audited financial statements as of August 4, 2004 reflecting receipt of the proceeds upon consummation of the initial public offering have been issued by the Company and are included as Exhibit 99.1 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission.




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